As filed with the Securities and Exchange Commission on March 12, 2002
                                                      Registration No. 333-52022
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   ___________

                           Oil Service HOLDRSSM Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                   ___________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ___________

                                   Copies to:

                 Andrea L. Dulberg, Esq.                                     Andrew B. Janszky, Esq.
                    Corporate Secretary                                        Shearman & Sterling
           Merrill Lynch, Pierce, Fenner & Smith                               599 Lexington Avenue
                       Incorporated                                          New York, New York 10022
                     250 Vesey Street                                             (212) 848-4000
                 New York, New York 10281
                      (212) 449-1000
            (Name, address, including zip code,
           and telephone number, including area
                code, of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
================================================================================

PROSPECTUS

                    [LOGO] Oil Service HOLDRS Holding Company

                        1,000,000,000 Depositary Receipts
                           Oil Service HOLDRSSM Trust

         The Oil Service HOLDRSSM Trust issues Depositary Receipts called Oil Service HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Oil Service HOLDRS in a round-lot amount of 100 Oil Service HOLDRS or round-lot multiples. Oil Service HOLDRS are separate from the underlying deposited common stocks that are represented by the Oil Service HOLDRS. For a list of the names and the number of shares of the companies that make up an Oil Service HOLDR, see "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS" starting on page 10. The Oil Service HOLDRS trust will issue Oil Service HOLDRS on a continuous basis.

         Investing in Oil Service HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         Oil Service HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Oil Service HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol "HHH." On March 6, 2002 the last reported sale price of the Oil Service HOLDRS on the American Stock Exchange was $66.19.

                                  ___________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ___________

                The date of this prospectus is March 12, 2002.

 "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                                Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Oil Service HOLDRS..............................................10
The Trust.....................................................................20
Description of Oil Service HOLDRS.............................................20
Description of the Underlying Securities......................................21
Description of the Depositary Trust Agreement.................................23
United States Federal Income Tax Consequences.................................27
Erisa Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31



         This prospectus contains information you should consider when making your investment decision. With respect to information about Oil Service HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Oil Service HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

                                     SUMMARY

         The Oil Service HOLDRS trust was formed under the depositary trust agreement, dated as of February 6, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, provided drilling, well-site management and related products and services for the oil service industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." This group of common stocks, and the securities of any company that may be added to the Oil Service HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Oil Service HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Oil Service HOLDRS are separate from the underlying common stocks that are represented by the Oil Service HOLDRS. On March 6, 2002, there were 3,987,800 Oil Service HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Oil Service HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Oil Service HOLDRS, including the risks associated with a concentrated investment in oil service companies.

General Risk Factors

         o Loss of investment. Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

         o Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Oil Service HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the oil service industry. At the time of the initial offering, the companies included in the Oil Service HOLDRS were generally considered to be involved in various aspects of the oil service industry. However, the market price of the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally. If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value, even if the common stock prices of the companies in the oil service industry generally increase in value. In addition, since the time of the initial offering, the companies included in Oil Service HOLDRS may not be involved in the oil service industry. In this case, the Oil Service HOLDRS may not consist of securities issued only by companies involved in the oil service industry.

         o Not necessarily comprised only of oil service companies. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS. The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11 broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil service industry. Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy sector. As each Standard & Poor's sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Oil Service HOLDRS yet not be involved in the oil service industry. In addition, the sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Oil Service HOLDRS which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

         o No investigation of underlying securities. The underlying securities initially included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Oil Service HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Oil Service HOLDRS may not necessarily continue to be a diversified investment in the oil service industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Oil Service HOLDRS may also reduce diversification. Oil Service HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Oil Service HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Oil Service HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Oil Service HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Oil Service HOLDRS. If the Oil Service HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Marketing System within five business days from the date the Oil Service HOLDRS are delisted. There are currently 18 companies whose securities are included in the Oil Service HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Oil Service HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner &

                  Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Oil Service HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Oil Service Industry

         o Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the following:

                  o the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

                  o        the level of production in non-OPEC countries;

                  o the demand for oil and gas, which is negatively impacted by economic downturns;

                  o the policies of various governments regarding exploration and development of oil and gas reserves;

                  o        advances in exploration and development technology;
                           and

                  o        the political environment of oil-producing regions.

                  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks. For example, there can be no assurance that the terrorist attacks of September 11, 2001 on the United States, or any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks. Following the terrorist attacks, demands for oil products have softened, resulting in a reduction in international crude oil prices. These declines in crude oil prices may adversely affect the business of the companies included in the Oil Service HOLDRS.

                  As a result of fluctuations in the trading prices of the companies included in the Oil Service HOLDRS, the trading price of Oil Service HOLDRS has fluctuated significantly. The initial offering price of Oil Service HOLDRS, on February 11, 2001, was $96.42, and during 2001, the price of an Oil Service HOLDR reached a high of $97.60 and a low of $42.82.

         o The oil service industry is exposed to significant and numerous operating hazards. Oil service companies' operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills. The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages. In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather; and insurance and indemnification agreements may not provide complete protection against these losses.

         o Oil service companies operate in a highly competitive and cyclical industry, with intense price competition. The oil service industry is highly competitive with numerous industry participants, none of which has a dominant market share at the present time. Drilling contracts are traditionally awarded on a competitive bid process. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job. In addition, the oil service industry has historically been extremely cyclical. During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

         o The revenues of oil service companies may be negatively affected by contract termination and renegotiation. Many of the companies included in the Oil Service HOLDRS provide drilling services. In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment. In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

         o The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

                  o volatility in general economic, social and political conditions;

                  o differing tax rates, tariffs, exchange controls or other similar restrictions;

                  o        inability to repatriate income or capital;

                  o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;

                  o reduction in the number or capacity of personnel in international markets; and

                  o        seizure of equipment.

         o Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations. Oil service companies are subject to extensive laws and regulations in various countries. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies' by limiting available drilling and other opportunities in the oil service industry. Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may significantly add to operating costs. Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

         o Compliance with or breach of environmental laws can be costly for oil service companies. The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have tended to become more stringent in recent years, and may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company. These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDRS.

                        HIGHLIGHTS OF OIL SERVICE HOLDRS

         This discussion highlights information regarding Oil Service HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.

Issuer................................      Oil Service HOLDRS Trust.

The trust.............................      The Oil Service HOLDRS Trust was
                                            formed under the depositary trust
                                            agreement, dated as of February 6,
                                            2001 among The Bank of New York, as
                                            trustee, Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, other
                                            depositors and the owners of the Oil
                                            Service HOLDRS. The trust is not a
                                            registered investment company under
                                            the Investment Company Act of 1940.

Initial depositor.....................      Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

Trustee...............................      The Bank of New York, a New York
                                            state- chartered banking
                                            organization, is the trustee and
                                            receives compensation as set forth
                                            in the depositary trust agreement.
                                            The trustee is responsible for
                                            receiving deposits of underlying
                                            securities and delivering Oil
                                            Service HOLDRS representing the
                                            underlying securities issued by the
                                            trust. The trustee holds the
                                            underlying securities on behalf of
                                            the holders of Oil Service HOLDRS.

Purpose of Oil Service HOLDRS.........      Oil Service HOLDRS are designed to
                                            achieve the following:

                                            Diversification. Oil Service HOLDRS
                                            are designed to allow you to
                                            diversify your investments in the
                                            oil service industry through a
                                            single, exchange-listed instrument
                                            representing your undivided
                                            beneficial ownership of the
                                            underlying securities.

                                            Flexibility. The beneficial owners
                                            of Oil Service HOLDRS have undivided
                                            beneficial ownership interests in
                                            each of the underlying securities
                                            represented by the Oil Service
                                            HOLDRS, and can cancel their Oil
                                            Service HOLDRS to receive each of
                                            the underlying securities
                                            represented by the Oil Service
                                            HOLDRS.

                                            Transaction costs. The expenses
                                            associated with buying and selling
                                            Oil Service HOLDRS in the secondary
                                            market are expected to be less than
                                            separately buying and selling each
                                            of the underlying securities in a
                                            traditional brokerage account with
                                            transaction-based charges.

Trust assets..........................      The trust holds shares of common
                                            stock issued by specified companies
                                            that, when initially selected, were
                                            involved in the oil service
                                            industry. Except when a
                                            reconstitution event, distribution
                                            of securities by an
                                            underlying issuer or other event
                                            occurs, the group of companies will
                                            not change. Reconstitution events
                                            are described in this prospectus
                                            under the heading "Description of
                                            the Depositary Trust
                                            Agreement--Distributions" and
                                            "--Reconstitution events." There are
                                            currently 18 companies included in
                                            the Oil Service HOLDRS.

                                            The trust's assets may increase or
                                            decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities during the
                                            life of the trust.

The Oil Service HOLDRS................      The trust has issued, and may
                                            continue to issue, Oil Service
                                            HOLDRS that represent an undivided
                                            beneficial ownership interest in the
                                            shares of common stock that are held
                                            by the trust on your behalf. The Oil
                                            Service HOLDRS themselves are
                                            separate from the underlying
                                            securities that are represented by
                                            the Oil Service HOLDRS.

                                            The following table provides:

                                            o   the names of the 18 issuers of
                                                the underlying securities
                                                currently represented by the Oil
                                                Service HOLDRS,

                                            o   the stock ticker symbols,

                                            o   the share amounts currently
                                                represented by a round-lot of
                                                100 Oil Service HOLDRS, and

                                            o   the principal U.S. market on
                                                which the shares of common stock
                                                of the selected companies
                                                are traded.


                                                                                            Primary
                                                                                              U.S.
                                                                                 Share      Trading
                                        Name of Company(1)            Ticker    Amounts     Market
                                        ------------------            ------    -------     ------
                               Baker Hughes Incorporated              BHI       21         NYSE
                               BJ Services Company                    BJS       14         NYSE
                               Cooper Cameron Corporation             CAM       4          NYSE
                               Diamond Offshore Drilling, Inc.        DO        11         NYSE
                               ENSCO International Incorporated       ESV       11         NYSE
                               GlobalSantaFe Corporation (1)          GSF       19.975     NYSE
                               Grant Prideco, Inc.                    GRP       9          NYSE
                               Halliburton Company                    HAL       22         NYSE
                               Hanover Compressor Company             HC        5          NYSE
                               Nabors Industries, Inc.                NBR       12         AMEX
                               National-Oilwell, Inc.                 NOI       7          NYSE
                               Noble Drilling Corporation             NE        11         NYSE
                               Rowan Companies, Inc.                  RDC       8          NYSE
                               Schlumberger N.V.                      SLB       11         NYSE
                               Smith International, Inc.              SII       4          NYSE
                               Tidewater Inc.                         TDW       5          NYSE
                               Transocean Sedco Forex Inc.            RIG       18         NYSE
                               Weatherford International, Inc.        WFT       9          NYSE

                      (1) As a result of the merger of Santa Fe International Corporation and Global Marine Inc., both constituents of Oil Services HOLDRS Trust, as of November 21, 2001, Global Marine Inc. was no longer included in Oil Services
                      HOLDRS. In connection with the merger, the shares of Global Marine and the shares of Santa Fe International were replaced by shares of GlobalSanteFe Corporation. Effective February 22, 2002, the share amount of GlobalSanteFe Corporation represented by a round-lot of 100 Oil Services HOLDRS is 19.975.

                                            The companies whose securities were
                                            included in the Oil Service HOLDRS
                                            at the time Oil Service HOLDRS were
                                            originally issued generally were
                                            considered to be among the 20
                                            largest and most liquid companies
                                            with U.S. traded common stock
                                            involved in the oil service
                                            industry, as measured by market
                                            capitalization and trading volume on
                                            December 12, 2000. The market
                                            capitalization of a company is
                                            determined by multiplying the market
                                            price of its common stock by the
                                            number of its outstanding shares of
                                            common stock.

                                            The trust only will issue and
                                            cancel, and you only may obtain,
                                            hold, trade or surrender Oil Service
                                            HOLDRS in a round-lot of 100 Oil
                                            Service HOLDRS and round-lot
                                            multiples. The trust will only issue
                                            Oil Service HOLDRS upon the deposit
                                            of the whole shares represented by a
                                            round-lot of 100 Oil Service HOLDRS.
                                            In the event that a fractional share
                                            comes to be represented by a
                                            round-lot of Oil Service HOLDRS, the
                                            trust may require a minimum of more
                                            than one round-lot of 100 Oil
                                            Service HOLDRS for an issuance so
                                            that the trust will always receive
                                            whole share amounts for issuance of
                                            Oil Service HOLDRS.

                                            The number of outstanding Oil
                                            Service HOLDRS will increase and
                                            decrease as a result of in- kind
                                            deposits and withdrawals of the
                                            underlying securities. The trust
                                            will stand ready to issue additional
                                            Oil Service HOLDRS on a continuous
                                            basis when an investor deposits the
                                            required number of shares of common
                                            stock with the trustee.

Purchases.............................      You may acquire Oil Service HOLDRS
                                            in two ways:

                                            o   through an in-kind deposit of
                                                the required number of shares of
                                                common stock of the underlying
                                                issuers with the trustee, or

                                            o   through a cash purchase in the
                                                secondary trading market.

Issuance and cancellation fees........      If you wish to create Oil Service
                                            HOLDRS by delivering to the trust
                                            the requisite shares of common stock
                                            represented by a round-lot of 100
                                            Oil Service HOLDRS, The Bank of New
                                            York, as trustee, will charge you an
                                            issuance fee of up to $10.00 for
                                            each round-lot of 100 Oil Service
                                            HOLDRS. If you wish to cancel your
                                            Oil Service HOLDRS and withdraw your
                                            underlying securities, The Bank of
                                            New York as trustee will charge you
                                            a cancellation fee of up to $10.00
                                            for each round-lot of 100 Oil
                                            Service HOLDRS.

Commissions...........................      If you choose to deposit underlying
                                            securities in order to receive Oil
                                            Service HOLDRS you will be
                                            responsible for paying any sales
                                            commission associated with your
                                            purchase of the underlying
                                            securities that is charged by your
                                            broker in addition to the issuance
                                            fee charged by the trustee described
                                            above.

Custody fees..........................      The Bank of New York, as trustee and
                                            as custodian, will charge you a
                                            quarterly custody fee of $2.00 for
                                            each round-lot of 100 Oil Service
                                            HOLDRS, to be deducted from any cash
                                            dividend or other cash distributions
                                            on underlying securities received by
                                            the trust. With respect to the
                                            aggregate custody fee payable in any
                                            calendar year for each Oil Service
                                            HOLDR, the trustee will waive
                                            that portion of the fee which
                                            exceeds the total cash dividends and
                                            other cash distributions received,
                                            or to be received, and payable with
                                            respect to such calendar year.

Rights relating to Oil Service
HOLDRS................................      You have the right to withdraw the
                                            underlying securities upon request
                                            by delivering a round- lot or
                                            integral multiple of a round-lot of
                                            Oil Service HOLDRS to the trustee,
                                            during the trustee's business hours,
                                            and paying the cancellation fees,
                                            taxes, and other charges. You should
                                            receive the underlying securities no
                                            later than the business day after
                                            the trustee receives a proper notice
                                            of cancellation. The trustee will
                                            not deliver fractional shares of
                                            underlying securities. To the extent
                                            that any cancellation of Oil Service
                                            HOLDRS would otherwise require the
                                            delivery of a fractional share, the
                                            trustee will sell the fractional
                                            share in the market and the trust,
                                            in turn, will deliver cash in lieu
                                            of such fractional share. Except
                                            with respect to the right to vote
                                            for dissolution of the trust, the
                                            Oil Service HOLDRS themselves will
                                            not have voting rights.

Rights relating to the underlying
securities............................      Oil Service HOLDRS represents your
                                            beneficial ownership of the
                                            underlying securities. Owners of Oil
                                            Service HOLDRS have the same rights
                                            and privileges as if they owned the
                                            underlying securities beneficially
                                            outside of Oil Service HOLDRS. These
                                            include the right to instruct the
                                            trustee to vote the underlying
                                            securities or you may attend
                                            shareholder meetings yourself, the
                                            right to receive any dividends and
                                            other distributions on the
                                            underlying securities that are
                                            declared and paid to the trustee by
                                            an issuer of an underlying security,
                                            the right to pledge Oil Service
                                            HOLDRS and the right to surrender
                                            Oil Service HOLDRS to receive the
                                            underlying securities. Oil Service
                                            HOLDRS does not change your
                                            beneficial ownership in the
                                            underlying securities under United
                                            States federal securities laws,
                                            including sections 13(d) and 16(a)
                                            of the Exchange Act. As a result,
                                            you have the same obligations to
                                            file insider trading reports that
                                            you would have if you held the
                                            underlying securities outside of Oil
                                            Service HOLDRS. However, due to the
                                            nature of Oil Service HOLDRS, you
                                            will not be able to participate in
                                            any dividend reinvestment program of
                                            an issuer of underlying securities
                                            unless you cancel your Oil Service
                                            HOLDRS (and pay the applicable fees)
                                            and receive all of the underlying
                                            securities.

                                            A holder of Oil Service HOLDRS is
                                            not a registered owner of the
                                            underlying securities. In order to
                                            become a registered owner, a holder
                                            of Oil Service HOLDRS would need to
                                            surrender their Oil Service HOLDRS,
                                            pay the applicable fees and
                                            expenses, receive all of the
                                            underlying securities and follow the
                                            procedures established by the
                                            issuers of the underlying securities
                                            for registering their securities in
                                            the name of such holder.

                                            You retain the right to receive any
                                            reports and communications that the
                                            issuers of underling securities are
                                            required to send to beneficial
                                            owners of their securities. As such,
                                            you will receive such reports and
                                            communications from the broker
                                            through which you hold your Oil
                                            Service HOLDRS in the same manner as
                                            if you beneficially owned your
                                            underlying securities outside of Oil
                                            Service HOLDRS in "street name"
                                            through a brokerage account. The
                                            trustee will not attempt to exercise
                                            the right to vote that attaches to,
                                            or give a proxy with respect to, the
                                            underling securities other than in
                                            accordance with your instructions.

                                            The depositary trust agreement
                                            entitles you to receive, subject to
                                            certain limitations and net of any
                                            fees and expenses of the trustee,
                                            any distributions of cash (including
                                            dividends), securities or property
                                            made with respect to the underlying
                                            securities. However, any
                                            distribution of securities by an
                                            issuer of underlying securities will
                                            be deposited into the trust and will
                                            become part of the underlying
                                            securities unless the distributed
                                            securities are not listed for
                                            trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System or the
                                            distributed securities have a
                                            Standard & Poor's sector
                                            classification that is different
                                            from the sector classifications
                                            represented in the Oil Service
                                            HOLDRS at the time of the
                                            distribution. In addition, if the
                                            issuer of underlying securities
                                            offers rights to acquire additional
                                            underlying securities or other
                                            securities, the rights may be made
                                            available to you, may be
                                            disposed of or may lapse.

                                            There may be a delay between the
                                            time any cash or other distribution
                                            is received by the trustee with
                                            respect to the underlying securities
                                            and the time such cash or other
                                            distributions are distributed to
                                            you. In addition, you are not
                                            entitled to any interest on any
                                            distribution by reason of any delay
                                            in distribution by the trustee. If
                                            any tax or other governmental charge
                                            becomes due with respect to Oil
                                            Service HOLDRS or any underlying
                                            securities, you will be responsible
                                            for paying that tax or governmental
                                            charge.

                                            If you wish to participate in a
                                            tender offer for any of the
                                            underlying securities, or any form
                                            of stock repurchase program by an
                                            issuer of an underlying security,
                                            you must surrender your Oil Service
                                            HOLDRS (and pay the applicable fees
                                            and expenses) and receive all of
                                            your underlying securities in
                                            exchange for your Oil Service
                                            HOLDRS. For specific information
                                            about obtaining your underlying
                                            securities, you should read the
                                            discussion under the caption
                                            "Description of the Depositary Trust
                                            Agreement--Withdrawal of Underlying
                                            Securities."

Ownership rights in fractional shares
in the underlying securities..........      As a result of distributions of
                                            securities by companies included in
                                            the Oil Service HOLDRS or other
                                            corporate events, such as mergers,
                                            an Oil Service HOLDR may represent
                                            an interest in a fractional share of
                                            an underlying security. You are
                                            entitled to receive distributions
                                            proportionate to your fractional
                                            shares.

                                            In addition, you are entitled to
                                            receive proxy materials and other
                                            shareholder communications and you
                                            are entitled to exercise voting
                                            rights proportionate to your
                                            fractional shares. The trustee will
                                            aggregate the votes of all of the
                                            share fractions represented by Oil
                                            Service HOLDRS and will vote the
                                            largest possible number of whole
                                            shares. If, after aggregation, there
                                            is a fractional remainder, this
                                            fraction will be ignored, because
                                            the issuer will only recognize whole
                                            share votes. For example, if 100,001
                                            Oil Service HOLDRS are outstanding
                                            and each Oil Service HOLDR
                                            represents 1.75 shares of an
                                            underlying security, there will be
                                            175,001.75 votes of the underlying
                                            security represented by Oil Service
                                            HOLDRS. If 50,000 holders of Oil
                                            Service HOLDRS vote their underlying
                                            securities "yes" and 50,001 vote
                                            "no", there will be 87,500
                                            affirmative votes and 87,501.75
                                            negative votes. The trustee will
                                            ignore the .75 negative votes and
                                            will deliver to the issuer 87,500
                                            affirmative votes and 87,501
                                            negative votes.

Reconstitution events.................      The depositary trust agreement
                                            provides for the automatic
                                            distribution of underlying
                                            securities from the Oil Service
                                            HOLDRS to you in the following four
                                            circumstances:

                                            A.  If an issuer of underlying
                                                securities no longer has a class
                                                of common stock registered under
                                                section 12 of the Securities
                                                Exchange Act of 1934, then its
                                                securities will no longer be an
                                                underlying security and the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Oil Service
                                                HOLDRS.

                                            B.  If the SEC finds that an issuer
                                                of underlying securities should
                                                be registered as an investment
                                                company under the Investment
                                                Company Act of 1940, and the
                                                trustee has actual knowledge of
                                                the SEC finding, then the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Oil Service
                                                HOLDRS.

                                            C.  If the underlying securities of
                                                an issuer cease to be
                                                outstanding as a result of a
                                                merger, consolidation, corporate
                                                combination or other event, the
                                                trustee will distribute the
                                                consideration paid by and
                                                received from the acquiring
                                                company or the
                                                securities received in exchange
                                                for the securities of the
                                                underlying issuer whose
                                                securities cease to be
                                                outstanding to the beneficial
                                                owners of Oil Service HOLDRS,
                                                only if the Standard & Poor's
                                                sector classification of the
                                                securities received as
                                                consideration is different from
                                                the sector classifications
                                                represented in the Oil Service
                                                HOLDRS at the time of the
                                                distribution or exchange or if
                                                the securities received are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System. In any other
                                                case, the additional securities
                                                received will be deposited into
                                                the trust.

                                            D.  If an issuer's underlying
                                                securities are delisted from
                                                trading on a U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System and are not listed for
                                                trading on another U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System within five business days
                                                from the date the securities are
                                                delisted.

                                            To the extent a distribution of
                                            underlying securities from the Oil
                                            Service HOLDRS is required as a
                                            result of a reconstitution event,
                                            the trustee will deliver the
                                            underlying security to you as
                                            promptly as practicable after the
                                            date that the trustee has knowledge
                                            of the occurrence of a
                                            reconstitution event.

                                            In addition, securities of a new
                                            company will be added to the Oil
                                            Service HOLDRS, as a result of a
                                            distribution of securities by an
                                            underlying issuer, where a corporate
                                            event occurs, or where the
                                            securities of an underlying issuer
                                            are exchanged for the securities of
                                            another company, unless the
                                            securities received (1) have a
                                            Standard & Poor's sector
                                            classification that is different
                                            from the sector classification of
                                            any other security then included in
                                            the Oil Service HOLDRS or (2) are
                                            not listed for trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System.

                                            It is anticipated, as a result of
                                            the broadly defined Standard &
                                            Poor's sector classifications, that
                                            most distributions or exchanges of
                                            securities will result in the
                                            inclusion of new securities in Oil
                                            Service HOLDRS. The trustee will
                                            review the publicly available
                                            information that identifies the
                                            Standard & Poor's sector
                                            classifications of securities to
                                            determine whether securities
                                            received as a result of a
                                            distribution by an underlying issuer
                                            or as consideration for securities
                                            included in the Oil Service HOLDRS
                                            will be distributed from the Oil
                                            Service HOLDRS to you.

Standard & Poor's sector
classifications.......................      Standard & Poor's Corporation is an
                                            independent source of market
                                            information that, among other
                                            things,
                                            classifies the securities of public
                                            companies into various sector
                                            classifications based on its own
                                            criteria. There are 11 Standard &
                                            Poor's sector classifications and
                                            each class of publicly traded
                                            securities of a company are given
                                            only one sector classification. The
                                            securities included in the Oil
                                            Service HOLDRS are currently
                                            represented in the Energy sector.
                                            The Standard & Poor's sector
                                            classifications of the securities
                                            included in the Oil Service HOLDRS
                                            may change over time if the
                                            companies that issued these
                                            securities change their focus of
                                            operations or if Standard & Poor's
                                            alters the criteria it uses to
                                            determine sector classifications, or
                                            both.

Termination events....................      A.  The Oil Service HOLDRS are
                                                delisted from the American Stock
                                                Exchange and are not listed for
                                                trading on another U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System within five business days
                                                from the date the Oil Service
                                                HOLDRS are delisted.

                                            B.  The trustee resigns and no
                                                successor trustee is appointed
                                                within 60 days from the date the
                                                trustee provides notice to
                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, as initial
                                                depositor, of its intent to
                                                resign.

                                            C.  75% of beneficial owners of
                                                outstanding Oil Service HOLDRS
                                                vote to dissolve and liquidate
                                                the trust.

                                            If a termination event occurs, the
                                            trustee will distribute the
                                            underlying securities to you as
                                            promptly as practicable after the
                                            termination event.

                                            Upon termination of the depositary
                                            trust agreement and prior to
                                            distributing the underlying
                                            securities to you, the trustee will
                                            charge you a cancellation fee of up
                                            to $10.00 per round-lot of 100 Oil
                                            Service HOLDRS surrendered, along
                                            with any taxes or other governmental
                                            charges, if any.

United States Federal income tax
consequences..........................      The United States federal income tax
                                            laws will treat a U.S. holder of Oil
                                            Service HOLDRS as directly owning
                                            the underlying securities. The Oil
                                            Service HOLDRS themselves will not
                                            result in any United States federal
                                            tax consequences separate from the
                                            tax consequences associated with
                                            ownership of the underlying
                                            securities.

Listing...............................      The Oil Service HOLDRS are listed on
                                            the American Stock Exchange under
                                            the symbol "OIH." On March 6,
                                            2002, the last reported sale price
                                            of the Oil Service HOLDRS on the
                                            American Stock Exchange was $66.19.

Trading...............................      Investors are only able to acquire,
                                            hold, transfer and surrender a
                                            round-lot of 100 Oil Service HOLDRS.
                                            Bid and ask prices, however, are
                                            quoted per single Oil

                                            Service HOLDR.

Clearance and settlement..............      Oil Service HOLDRS have been issued
                                            in book-entry form. Oil Service
                                            HOLDRS are evidenced by one or more
                                            global certificates that the trustee
                                            has deposited with The Depository
                                            Trust Company, referred to as DTC.
                                            Transfers within DTC will be in
                                            accordance with DTC's usual rules
                                            and operating procedures. For
                                            further information see "Description
                                            of Oil Service HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Oil Service HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Oil Service HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Oil Service HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 6, 2001. The Bank of New York is the trustee. The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Oil Service HOLDRS trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                        DESCRIPTION OF OIL SERVICE HOLDRS

         The trust has issued Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

         Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS."

         Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Oil Service HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Oil Service HOLDRS are available only in book-entry form. Owners of Oil Service HOLDRS hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, at the time of selection, considered to be among the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume. The companies initially included in the Oil Service HOLDRS also met the following minimum selection criteria as of December 12, 2000:

         o        Market capitalization equal to or greater than $500 million;

         o Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;

         o Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

         o        A trading history of at least 90 calendar days.

         The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

         The Oil Service HOLDRS may no longer consist of securities issued by companies involved in various segments of the oil service industry. In addition, as a result of a reconstitution event, a distribution of securities, or other event the securities of a non-oil service company may be included in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Oil Service HOLDRS, please refer to "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Oil Service HOLDR, measured at the close of the business day on March 21, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through February 2002. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000                               Value       2001                            Value     2002                                  Value
March 21.......................    74.80       January 31..................    88.05     January 31........................    58.69
March 31.......................    83.46       February 28.................    87.07     February 28.......................    62.21
April 28.......................    80.55       March 30....................    80.23
May 31.........................    86.44       April 30....................    92.17
June 30........................    83.42       May 31......................    88.41
July 31........................    81.70       June 29.....................    70.11
August 31......................    93.53       July 31.....................    64.33
September 29...................    92.47       August 31...................    55.52
October 31.....................    80.35       September 28................    47.13
November 30....................    67.52       October 31..................    57.31
December 29....................    86.19       November 30.................    55.32
                                               December 31.................    60.95




[LINE GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 6, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. The Bank of New York serves as trustee for the Oil Service HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Oil Service HOLDRS. You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS. You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS. Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy solicitation materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Oil Service HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

         Further issuances of Oil Service HOLDRS. The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS only if, as provided in the depositary trust agreement, the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a different Standard & Poor's sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of distribution or exchange or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Oil Service HOLDRS are currently represented in the Energy sector. The Standard & Poor's sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

         Issuance and cancellation fees. If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create or cancel Oil Service HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

         Governing law. The depositary trust agreement and the Oil Service HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the Oil Service HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o        any person other than a U.S. receipt holder (a "non-U.S.
                  receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Oil Service HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Oil Service HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Oil Service HOLDRS

         A receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS. Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Oil Service HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o        in the case of any gain realized by an individual non-U.S.
                  receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Oil Service HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Oil Service HOLDRS. The trust delivered the initial distribution of Oil Service HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

         Investors who purchase Oil Service HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Oil Service HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Oil Service HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Oil Service HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS. This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus. The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                         BAKER HUGHES INCORPORATED (BHI)

         Baker Hughes Incorporated provides products and services for the drilling, completion and production of oil and gas wells. Baker Hughes also offers downhole well logging services, including advanced formation evaluation, production and reservoir engineering, petrophysical and geophysical data acquisition services. Baker Hughes' principal markets include all major oil and gas producing regions in the world. Baker Hughes, through its interest along with Schlumberger Ltd. in Western GECO, is a provider of seismic data acquisition and processing services to assist oil and gas companies in evaluating the production potential of sedimentary basins, and in locating productive zones.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        39.00    January      38.50   January      16.88    January      24.69   January      41.35    January    35.20
February       35.50    February     40.94   February     18.00    February     25.88   February     39.20    February   35.31
March          38.38    March        40.25   March        24.31    March        30.25   March        36.31
April          34.50    April        40.50   April        29.88    April        31.81   April        39.29
May            37.50    May          36.00   May          31.19    May          36.25   May          39.40
June           38.69    June         34.56   June         33.50    June         32.00   June         33.50
July           44.06    July         25.00   July         34.81    July         34.63   July         35.58
August         42.50    August       18.25   August       34.13    August       36.56   August       32.94
September      43.81    September    21.00   September    29.00    September    37.13   September    28.95
October        45.94    October      22.06   October      27.94    October      34.38   October      35.83
November       41.88    November     18.31   November     25.25    November     33.06   November     32.97
December       43.63    December     17.63   December     21.06    December     41.56   December     36.47


         The closing price on March 6, 2002 was $38.50.

                            BJ SERVICES COMPANY (BJS)

         BJ Services Company provides pressure pumping and other oilfield services to the petroleum industry. BJ Services' pressure pumping services facilitate the completion of onshore and offshore oil and natural gas wells and in remedial work on existing wells. These services are designed to improve the strength and enhance the performance of oil and natural gas wells. BJ Services' oilfield services also include product and equipment sales for pressure pumping services, tabular services provided to the oil and natural gas exploration and production industry, commissioning and inspection services to refineries, pipelines and offshore platforms and specialty chemical services.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        11.57    January      15.14   January       7.38    January      21.44   January      39.14    January    31.00
February        9.94    February     17.19   February      7.03    February     28.53   February     38.00    February   33.15
March          11.97    March        18.22   March        11.63    March        36.94   March        35.60
April          11.78    April        18.75   April        13.38    April        35.19   April        41.13
May            13.82    May          16.35   May          13.78    May          35.82   May          37.50
June           13.41    June         14.53   June         14.72    June         31.25   June         28.38
July           16.35    July         10.53   July         15.28    July         29.19   July         25.22
August         18.07    August       6.32    August       17.13    August       33.50   August       22.43
September      18.57    September    8.13    September    15.91    September    30.57   September    17.79
October        21.19    October      10.22   October      17.16    October      26.22   October      25.59
November       17.96    November     6.91    November     17.44    November     26.63   November     27.86
December       17.99    December     7.82    December     20.91    December     34.44   December     32.45


         The closing price on March 6, 2002 was $34.37.

                        COOPER CAMERON CORPORATION (CAM)

         Cooper Cameron Corporation is an international manufacturer and provider of pressure control systems and equipment and related services, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling and production. Cooper Cameron's products are used in onshore, offshore and subsea applications. Cooper Cameron manufactures integral engine-compressors, reciprocating compressors, turbochargers and centrifugal air compressors.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
  January      36.44     January     51.44    January     23.38     January     49.50   January      64.23    January    42.53
  February     32.75     February    53.63    February    23.50     February    55.25   February     59.78    February   44.90
   March       34.25      March      60.38     March      33.88      March      66.88   March        54.00
   April       35.63      April      66.44     April      38.50      April      75.00   April        63.06
    May        40.94       May       59.50      May       36.19       May       69.75   May          69.28
    June       46.75       June      51.00      June      37.06       June      66.00   June         55.80
    July       58.00       July      35.06      July      36.25       July      64.63   July         50.91
   August      64.88      August     21.75     August     41.63      August     77.81   August       43.25
 September     71.81    September    28.50   September    37.75    September    73.69   September    32.80
  October      72.25     October     34.75    October     38.69     October     54.50   October      39.00
  November     60.94     November    24.38    November    42.88     November    54.25   November     36.64
  December     61.00     December    24.50    December    48.94     December    66.06   December     40.36


The closing price on March 6, 2002 was $47.98.

                      DIAMOND OFFSHORE DRILLING, INC. (DO)

         Diamond Offshore Drilling, Inc. is principally engaged in the contract drilling of offshore oil and gas wells. Diamond provides offshore drilling services to both independent and government-owned oil and gas companies. Diamond also offers project management, extended well tests and drilling and completion operations.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        33.06    January      44.63   January      23.00    January      27.81   January      40.49    January    28.78
February       29.31    February     46.06   February     20.69    February     31.75   February     41.90    February   28.97
March          34.25    March        45.38   March        31.63    March        39.94   March        39.35
April          32.19    April        50.63   April        33.06    April        40.31   April        43.92
May            35.56    May          47.81   May          27.25    May          40.88   May          39.61
June           38.94    June         40.31   June         28.38    June         35.13   June         33.05
July           46.63    July         32.81   July         32.00    July         37.56   July         29.34
August         54.63    August       20.88   August       38.25    August       44.81   August       27.90
September      55.19    September    26.06   September    33.38    September    41.00   September    25.22
October        62.25    October      30.69   October      32.00    October      34.56   October      27.60
November       49.88    November     22.25   November     30.25    November     30.19   November     27.70
December       48.13    December     23.69   December     30.56    December     40.00   December     30.40


         The closing price on March 6, 2002 was $30.24.

                     ENSCO INTERNATIONAL INCORPORATED (ESV)

         ENSCO International Incorporated is an international offshore contract drilling company that drills and completes oil and gas wells throughout the world. ENSCO also provides marine transportation services in the Gulf of Mexico, including rig towing and other towing services and supply vessels to support general drilling and production activity by ferrying supplies from land to offshore drilling sites. ENSCO's customer base includes major international, government-owned and independent oil and gas companies.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January         27.56   January       27.13  January       9.50    January      22.88   January      36.05    January    23.80
February        21.69   February      29.00  February      8.88    February     30.06   February     38.11    February   25.47
March           24.63   March         27.88  March        13.31    March        36.13   March        35.00
April           23.75   April         28.38  April        18.56    April        33.00   April        38.90
May             24.94   May           25.25  May          17.75    May          34.94   May          32.21
June            26.38   June          17.50  June         19.94    June         35.81   June         23.40
July            33.06   July          13.56  July         20.44    July         33.75   July         20.69
August          31.75   August        10.50  August       21.31    August       39.88   August       18.24
September       39.44   September     10.88  September    18.06    September    38.25   September    14.62
October         42.06   October       13.19  October      19.38    October      33.25   October      19.80
November        35.94   November       9.69  November     20.06    November     24.31   November     20.12
December        33.50   December      10.69  December     22.88    December     34.06   December     24.85


         The closing price on March 6, 2002 was $27.23.

                         GLOBALSANTAFE CORPORATION (GSF)

         GlobalSantaFe Corporation operates in the contract drilling business, the drilling management services business and the oil and gas business. GlobalSantaFe's drilling business provides fully manned, mobile offshore drilling rigs to oil and gas operators on a daily-rate basis. The drilling management services business designs, develops and executes specific offshore drilling programs. GlobalSantaFe's oil and gas business participates in exploration and production activities. GlobalSantaFe Corporation is the successor company, following the merger of Global Marine Inc. and Santa Fe International Corporation.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January          *      January       36.63  January      13.75    January      26.75   January      33.90    January   28.37
February         *      February      35.31  February     13.38    February     28.88   February     37.45    February  27.65
March            *      March         37.94  March        18.69    March        37.00   March        32.50
April            *      April         39.19  April        21.75    April        34.38   April        38.00
May              *      May           35.00  May          20.25    May          38.81   May          36.88
June           34.00    June          30.25  June         23.00    June         34.94   June         29.00
July           41.25    July          23.00  July         20.88    July         35.13   July         29.90
August         44.81    August        13.50  August       26.38    August       39.31   August       25.30
September      46.50    September     15.38  September    21.56    September    44.94   September    21.25
October        49.19    October       18.44  October      21.06    October      36.50   October      24.34
November       41.94    November      12.25  November     22.81    November     24.69   November     24.20
December       40.75    December      14.50  December     25.88    December     32.06   December     28.52


         The closing price on March 6, 2002 was $30.25.

                            GRANT PRIDECO, INC. (GRP)

         Grant Prideco, Inc. is a manufacturer and supplier of products used for the exploration and production of oil and gas. Grant Prideco provides drill stem products, such as drill pipe, tubes and engineered connections, used for casing and subsea structures. Grant Prideco has manufacturing facilities located in the United States, Mexico, Canada, Europe and Asia and has sales, service and repair locations throughout the world.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January          *       January       *     January        *      January        *     January      21.13    January     9.45
February         *      February       *     February       *      February       *     February     18.27    February   12.51
March            *      March          *     March          *      March       18.88    March        17.20
April            *      April          *     April          *      April       19.25    April        20.00
May              *      May            *     May            *      May         23.25    May          22.52
June             *      June           *     June           *      June        25.00    June         17.49
July             *      July           *     July           *      July        20.13    July         13.57
August           *      August         *     August         *      August      23.50    August       10.46
September        *      September      *     September      *      September   21.94    September     6.09
October          *      October        *     October        *      October     18.56    October       9.09
November         *      November       *     November       *      November    14.13    November      8.85
December         *      December       *     December       *      December    21.94    December     11.50


         The closing price on March 6, 2002 was $13.50.

                            HALLIBURTON COMPANY (HAL)

         Halliburton Company offers engineering and construction services and equipment to the oil and gas industry throughout the world. Halliburton also provides and operates facilities needed for the production and transport of oil and gas. Halliburton also offers services ranging from initial evaluation of oil producing formations to drilling, production enhancement and well maintenance. Halliburton markets most of its products and services through internal servicing and sales organizations.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        36.19    January      44.94   January      29.69    January      36.13   January      41.19    January    13.75
February       32.31    February     46.56   February     28.50    February     38.19   February     39.82    February   16.50
March          33.88    March        50.13   March        38.50    March        41.13   March        36.75
April          35.31    April        54.75   April        42.63    April        44.19   April        43.21
May            38.69    May          47.50   May          41.38    May          50.94   May          46.74
June           39.63    June         44.44   June         45.25    June         47.19   June         35.60
July           46.00    July         36.25   July         46.13    July         46.13   July         35.01
August         47.75    August       26.56   August       46.38    August       53.00   August       27.86
September      52.00    September    28.75   September    41.00    September    48.94   September    22.55
October        59.63    October      36.00   October      37.69    October      37.06   October      24.69
November       53.94    November     29.38   November     38.63    November     33.38   November     21.43
December       51.88    December     29.63   December     40.25    December     36.25   December     13.70


         The closing price on March 6, 2002 was $17.08.

                         HANOVER COMPRESSOR COMPANY (HC)

         Hanover Compressor Company offers comprehensive natural gas compression and handling services and provides fabrication services and related equipment. In addition, Hanover Compressor designs, fabricates, and sells or rents equipment designed to heat, separate, dehydrate and measure crude oil and natural gas. Hanover markets and sells its products and services though its own sales force to companies engaged in all aspects of the oil and gas industry.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January          *      January        8.84  January      11.97    January       19.81  January      38.37    January    15.60
February         *      February       9.69  February     10.94    February      23.47  February     37.50    February   17.55
March            *      March         12.50  March        13.25    March         28.44  March        31.70
April            *      April         12.94  April        14.34    April         29.13  April        36.40
May              *      May           12.97  May          13.88    May           29.34  May          36.99
June             *      June          13.53  June         16.06    June          38.00  June         33.09
July           12.09    July          11.50  July         18.31    July          34.13  July         33.47
August         11.81    August         9.28  August       17.97    August        31.75  August       25.26
September      12.25    September     12.09  September    15.91    September     32.94  September    21.64
October        10.81    October       12.63  October      18.50    October       32.63  October      27.58
November       10.50    November      11.31  November     17.13    November      30.69  November     25.87
December       10.22    December      12.84  December     18.88    December      44.56  December     25.26


                  The closing price on March 6, 2002 was $17.67.

                          NABORS INDUSTRIES, INC. (NBR)

         Nabors Industries, Inc. conducts oil, gas and geothermal land drilling operations in the United States, Canada, South and Central America and the Middle East. Nabors provides drilling, well overhaul, well servicing, and related services. Nabors provides ancillary well-site services, including oilfield management, engineering, transportation, maintenance, drilling instrumentation systems, rig-reporting software and other support services.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        18.50    January      23.94   January      12.50    January      29.63   January      59.01    January    31.31
February       15.38    February     22.88   February     11.50    February     35.88   February     56.70    February   35.47
March          19.52    March        23.75   March        18.19    March        38.81   March        51.84
April          18.75    April        25.19   April        20.50    April        39.44   April        59.62
May            22.44    May          23.56   May          20.00    May          43.00   May          50.85
June           25.00    June         20.00   June         24.38    June         41.56   June         37.20
July           31.25    July         17.06   July         23.31    July         41.63   July         29.30
August         34.44    August       11.81   August       27.00    August       47.56   August       24.52
September      39.13    September    15.19   September    25.00    September    52.40   September    20.97
October        41.13    October      18.50   October      22.69    October      50.90   October      30.74
November       35.06    November     13.25   November     26.56    November     43.94   November     31.50
December       31.63    December     13.50   December     30.94    December     59.15   December     34.33


         The closing price on March 6, 2002 was $38.75.

                          NATIONAL-OILWELL, INC. (NOI)

         National-Oilwell, Inc. designs, manufactures and sells comprehensive systems and components used in oil and gas drilling and production and offers supply chain integration services to the oil and gas industry. National-Oilwell's drilling products include major drilling rig components, drilling motors and specialized drilling tools. National-Oilwell also provides electrical power systems, computer control systems and automation systems for drilling rigs. National-Oilwell offers its services through its network of distribution centers that provide procurement, inventory management and logistics services.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January         16.00   January       26.50  January       9.75    January       18.75  January      36.49    January    19.05
February        15.38   February      28.00  February      8.88    February      24.25  February     36.20    February   20.91
March           16.00   March         32.94  March        11.56    March         30.88  March        34.63
April           19.44   April         37.94  April        13.00    April         23.94  April        39.55
May             24.19   May           34.94  May          12.06    May           26.00  May          34.50
June            28.75   June          26.81  June         14.00    June          32.88  June         26.80
July            31.03   July          21.06  July         15.94    July          33.00  July         19.00
August          30.78   August         7.75  August       17.00    August        34.69  August       15.54
September       37.41   September     12.38  September    16.44    September     31.25  September    14.50
October         38.28   October       15.88  October      13.56    October       29.25  October      18.52
November        31.69   November       9.88  November     14.25    November      31.88  November     16.74
December        34.19   December      11.19  December     15.69    December      38.68  December     20.61


         The closing price on March 6, 2002 was $22.75.

                         NOBLE DRILLING CORPORATION (NE)

         Noble Drilling Corporation is a provider of diversified services for the oil and gas industry. Noble performs contract drilling services through its offshore drilling units located in various markets throughout the world. Noble also provides labor contract drilling services, well site and project management services and engineering services.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January         21.88   January       26.75  January      13.40    January       29.31  January      45.12    January    31.97
February        17.63   February      28.38  February     12.13    February      36.00  February     46.55    February   35.23
March           17.38   March         30.56  March        17.38    March         41.38  March        46.16
April           17.38   April         32.31  April        19.63    April         39.94  April        48.50
May             21.75   May           29.50  May          18.13    May           43.38  May          42.70
June            22.50   June          24.06  June         19.69    June          41.19  June         32.75
July            28.13   July          18.88  July         22.69    July          43.56  July         30.69
August          28.44   August        11.00  August       24.63    August        48.50  August       27.20
September       32.50   September     14.75  September    21.88    September     50.25  September    24.00
October         35.56   October       17.19  October      22.19    October       41.56  October      30.55
November        30.06   November      11.56  November     27.88    November      28.81  November     29.50
December        30.63   December      12.94  December     32.75    December      43.44  December     34.04


         The closing price on March 6, 2002 was $37.26.

                           ROWAN COMPANIES, INC. (RDC)

         Rowan Companies, Inc. provides international and domestic contract drilling and aviation services and operates mini-steel mill, manufacturing and marine construction divisions. Rowan provides its contract drilling services primarily in the Gulf of Mexico, the North Sea, eastern Canada, Texas and Louisiana. Rowan also produces heavy equipment for the mining, timber and transportation industries through its manufacturing and mini-steel mill operations and designs and builds mobile offshore drilling rigs through its marine construction division. Rowan's aviation operations provide contract and charter aviation services principally in Alaska, Louisiana, Texas and the western United States.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January         25.25   January       26.38  January       8.81    January       22.69  January      27.30    January    18.03
February        19.88   February      28.19  February      8.63    February      24.88  February     28.55    February   18.65
March           22.62   March         29.00  March        12.69    March         29.44  March        27.50
April           18.38   April         29.44  April        16.00    April         27.94  April        33.19
May             23.13   May           25.56  May          16.88    May           31.06  May          29.93
June            28.19   June          19.44  June         18.25    June          30.38  June         22.10
July            32.88   July          14.13  July         18.81    July          25.25  July         19.24
August          29.88   August         9.50  August       18.63    August        31.00  August       15.55
September       35.81   September     11.31  September    16.25    September     29.00  September    12.39
October         38.88   October       14.56  October      15.63    October       25.19  October      16.89
November        34.00   November       9.81  November     17.13    November      19.88  November     16.34
December        30.50   December       9.88  December     21.69    December      27.00  December     19.37


         The closing price on March 6, 2002 was $20.20.

                             SCHLUMBERGER LTD. (SLB)

     Schlumberger Limited operates two businesses: Schlumberger Oilfield Services and SchlumbergerSema. Schlumberger Oilfield Services is a provider of services, solutions and technology to the international petroleum industry. SchlumbergerSema provides information technology solutions to the telecommunications, utility, finance, transport and public sectors, and is also a supplier of smart card technology.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        55.56    January      73.69   January      47.63    January      61.06   January      76.80    January    56.39
February       50.31    February     75.63   February     48.56    February     73.86   February     63.75    February   58.21
March          53.63    March        75.75   March        60.19    March        76.50   March        57.61
April          55.38    April        83.00   April        63.88    April        76.56   April        66.30
May            59.56    May          78.06   May          60.19    May          73.56   May          63.03
June           62.50    June         68.31   June         63.69    June         74.63   June         52.65
July           76.38    July         60.56   July         60.56    July         73.92   July         53.75
August         76.19    August       43.81   August       66.69    August       85.33   August       49.00
September      84.19    September    50.88   September    62.31    September    82.31   September    45.70
October        87.50    October      52.50   October      60.56    October      76.13   October      48.42
November       82.31    November     44.69   November     60.06    November     62.00   November     48.01
December       80.50    December     46.38   December     56.13    December     79.94   December     54.95


         The closing price on March 6, 2002 was $61.50.

                         SMITH INTERNATIONAL, INC. (SII)

         Smith International, Inc. supplies products and services to the oil and gas exploration and production industry, the petrochemical industry, and other industries throughout the world. Smith International's products include drilling and lubrication systems, waste-management services, three-cone and diamond drill bits, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers and liner hangers. Smith International also offers engineering services designed to optimize drilling operations and the use of its products. Smith International also operates a supply-chain network that provides well maintenance products.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        45.50    January      49.63   January      25.31    January      51.31   January      76.10    January    55.05
February       40.63    February     53.25   February     24.50    February     62.69   February     75.60    February   64.65
March          45.63    March        55.06   March        40.00    March        77.50   March        70.20
April          47.38    April        58.75   April        44.88    April        76.00   April        81.19
May            52.38    May          49.06   May          43.25    May          79.06   May          77.70
June           60.75    June         34.81   June         43.44    June         72.81   June         60.34
July           71.69    July         26.13   July         43.31    July         71.38   July         54.40
August         72.75    August       17.75   August       46.69    August       79.50   August       46.40
September      77.69    September    27.44   September    40.50    September    81.56   September    36.40
October        76.25    October      35.94   October      34.56    October      70.50   October      47.30
November       64.00    November     24.13   November     39.88    November     58.06   November     45.26
December       61.38    December     25.19   December     49.69    December     74.56   December     53.62


         The closing price on March 6, 2002 was $67.35.

                              TIDEWATER INC. (TDW)

         Tidewater Inc. provides services and equipment to the offshore energy industry through its offshore service vessels. Tidewater provides services supporting all phases of offshore exploration, development and production including: towing of and anchor-handling of mobile drilling rigs and equipment, transporting supplies and personnel necessary to sustain drilling, workover and production activities, assisting in offshore construction activities, and a variety of specialized services including pipe laying, cable laying and 3-D seismic work. Tidewater's fleet is deployed in the major offshore oil and gas areas of the world.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        47.00    January      40.88   January      21.50    January      28.44   January      47.85    January    34.25
February       43.00    February     44.50   February     18.88    February     28.31   February     48.70    February   38.98
March          46.00    March        43.81   March        25.88    March        31.81   March        45.20
April          40.13    April        39.63   April        26.50    April        29.75   April        46.87
May            42.25    May          38.13   May          25.75    May          38.88   May          46.91
June           44.00    June         33.00   June         30.50    June         36.00   June         37.70
July           50.50    July         29.00   July         33.06    July         32.13   July         35.24
August         52.50    August       21.00   August       32.50    August       40.38   August       31.11
September      59.25    September    20.75   September    25.50    September    45.50   September    26.69
October        65.69    October      28.31   October      30.00    October      46.19   October      30.22
November       56.06    November     23.06   November     31.94    November     40.50   November     28.50
December       55.38    December     23.19   December     36.00    December     44.38   December     33.90


         The closing price on March 6, 2002 was $41.35.

                        TRANSOCEAN SEDCO FOREX INC. (RIG)

         Transocean Sedco Forex Inc. is an international provider of offshore, contract drilling services for oil and gas exploration, development and production. Transocean contracts drilling rigs and related equipment and work crews to drill offshore wells. Transocean specializes in technically demanding segments of the offshore drilling business, with a focus on deepwater and harsh environment drilling services. Transocean also provides management of third-party well service activities.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January        32.75    January      39.75   January      25.56    January      31.81   January      45.45    January    30.64
February       27.94    February     43.38   February     20.63    February     39.44   February     48.13    February   28.01
March          28.06    March        51.44   March        28.81    March        51.31   March        43.35
April          30.31    April        55.88   April        29.69    April        47.00   April        54.28
May            34.50    May          49.31   May          24.63    May          49.19   May          53.45
June           36.31    June         44.50   June         26.25    June         53.44   June         41.25
July           40.84    July         39.44   July         30.69    July         49.50   July         32.29
August         47.53    August       24.56   August       33.84    August       59.75   August       28.90
September      47.94    September    34.69   September    30.63    September    58.63   September    26.40
October        54.00    October      36.94   October      27.25    October      53.00   October      30.15
November       47.44    November     24.69   November     28.19    November     39.88   November     28.30
December       48.19    December     26.81   December     33.69    December     46.00   December     33.82


         The closing price on March 6, 2002 was $30.33.

                      WEATHERFORD INTERNATIONAL, INC. (WFT)

         Weatherford International, Inc. provides equipment and services used for the drilling, completion and production of oil and natural gas wells and proprietary and patented technologies for maximizing such production throughout the world. Weatherford International also provides artificial lift systems for raising well reservoir pressure and various compression services.

              Closing               Closing              Closing               Closing              Closing             Closing
    1997       Price       1998      Price      1999      Price       2000      Price      2001      Price      2002     Price
    ----       -----       ----      -----      ----      -----       ----      -----      ----      -----      ----     -----
January         30.00   January       40.38  January      17.69    January       37.56  January      48.88    January    38.49
February        25.50   February      49.06  February     17.00    February      45.00  February     52.03    February   46.10
March           30.81   March         46.31  March        26.13    March         58.50  March        49.35
April           33.44   April         53.25  April        33.88    April         40.63  April        58.23
May             37.50   May           50.56  May          33.00    May           43.06  May          56.37
June            42.00   June          37.00  June         36.63    June          40.00  June         48.00
July            48.88   July          25.75  July         39.19    July          40.06  July         42.15
August          52.56   August        15.25  August       35.63    August        46.94  August       33.27
September       64.00   September     21.63  September    32.00    September     43.00  September    25.51
October         64.19   October       27.19  October      33.88    October       36.50  October      34.23
November        51.44   November      18.25  November     34.94    November      33.31  November     33.47
December        51.75   December      19.38  December     39.94    December      47.25  December     37.26


         The closing price on March 6, 2002 was $47.12.

================================================================================





                       [LOGO OF HOLDRS] Oil Service HOLDRs
                       HOLding Company Depositary Receipts

                        1,000,000,000 Depositary Receipts

                           Oil Service HOLDRSSM Trust

                       ___________________________________

                                   PROSPECTUS

                       ___________________________________

                                 March 12, 2002

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Indemnification of Directors and Officers.
         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.
         See Exhibit Index.


Item 17. Undertakings.
         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:
                           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
                           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.


                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


                                         By:               *
                                             -----------------------------------
                                             Name:  John J. Fosina
                                             Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2002.

                      Signature                            Title
                      ---------                            -----

                          *                   Chief Executive Officer,
        --------------------------------
                  E. Stanley O'Neal           Chairman of the Board and Director


                          *                   Director
        --------------------------------
                 George A. Schieren


                          *                   Director
        --------------------------------
                  Thomas H. Patrick


                          *                   Chief Financial Officer
        --------------------------------
                   John J. Fosina


                          *                   Controller
        --------------------------------
                  Dominic A. Carone


       *By: /s/ MITCHELL M. COX               Attorney-in-Fact
        --------------------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1  Standard Terms for Depositary Trust Agreements between Merrill Lynch,
         Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Oil Service HOLDRS Receipts, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on December 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Oil Service HOLDRS.

   24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

 __________________
 * Previously filed.